Exhibit (h)(5)

AMENDMENT TO EQUITY DISTRIBUTION AGREEMENT

August 21, 2017

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, WI 53202

Ladies and Gentlemen:

Reference is hereby made to the Equity Distribution Agreement, dated August 21, 2014 (the “Equity Distribution Agreement”), by and among Fidus Investment Corporation, a Maryland corporation (the “Company”), and Fidus Investment Advisors, LLC, a Delaware limited liability company (the “Advisor”), and Raymond James & Associates, Inc. and Robert W. Baird & Co. Incorporated (each an “Agent” and collectively the “Agents”). Capitalized terms used herein and not defined have the respective meanings set forth in the Equity Distribution Agreement.

WHEREAS, the shelf registration statement on Form N-2 (File No. 333-182785) filed by the Company (as amended or supplemented, the “Original N-2”), and pursuant to which the Company filed a prospectus supplement, dated as of August 21, 2014, relating to the Offering (the “Original Prospectus Supplement”), has expired;

WHEREAS, the Company filed a new shelf registration statement on Form N-2 (File No. 333-202531), pursuant to which the Company may offer, issue and sell, from time to time, in one or more offerings, shares of Common Stock, shares of one or more classes or series of preferred stock, subscription rights, debt securities or warrants to purchase any of the foregoing equity securities, having a maximum aggregate offering price of $300,000,000 (as amended or supplemented, the “New N-2”), and the New N-2 was most recently declared effective on April 19, 2017;

WHEREAS, as a result of the effectiveness of the New N-2, the Company may no longer offer or sell any securities under the Original N-2 or the Original Prospectus Supplement;

WHEREAS, the Company desires to continue the Offering with respect to the $43,902,673 aggregate sales price of Common Stock unsold as of the date hereof (the “Unsold Amount”);

WHEREAS, the Company will file a new prospectus supplement under the New N-2, to be dated as of August 21, 2017, relating to the offer and sale of the Unsold Amount in the Offering (the “New Prospectus Supplement”); and

WHEREAS, the Company, the Advisor and the Agents desire to amend the Equity Distribution Agreement to provide that all references to the “registration statement” or “Registration Statement” in the Agreement refer to the New N-2.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Effective as of August 21, 2017, the third paragraph of Section 1 of the Equity Distribution Agreement shall be, and it hereby is, amended and restated to read in its entirety as follows:

The Company has filed with the Commission, in accordance with the provisions of the Securities Act, a registration statement on Form N-2 (File No. 333-202531), including a base prospectus, relating to certain securities, including the Securities, and all post-effective amendments thereto. The registration statement, as so amended, most recently became effective under the Securities Act on April 19, 2017. The Company will prepare and file with the Commission in accordance with Rule 497 under the Securities Act a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Securities (the “Prospectus Supplement”). The Company will furnish to each Agent, for use by each Agent, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 497 under the Securities Act (“Rule 497”) or deemed to be a part of such registration statement pursuant to Rule 430C under the Securities Act (the “Rule 430C Information”), is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The base prospectus, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such base prospectus and/or Prospectus Supplement has most recently been filed by the Company with the Commission pursuant to Rule 497 is herein called the “Prospectus.”

Effective as of August 21, 2017, the “Securities” subject to the Equity Distribution Agreement, as defined in the initial paragraph of Section 1 of the Equity Distribution Agreement, shall be shares of Common Stock having an aggregate offering price of up to $50,000,000 (the “Maximum Amount”).

Except as expressly amended hereby, the parties further agree that the Equity Distribution Agreement shall remain in full force and effect in accordance with the provisions thereof.

This Amendment to Equity Distribution Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

This Amendment to Equity Distribution Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

IN WITNESS WHEREOF, the undersigned have entered into this Amendment to Equity Distribution Agreement as of the date first written above.

Very truly yours,

FIDUS INVESTMENT CORPORATION

By:	/s/ Shelby Sherard
Name:	Shelby E. Sherard
Title:	Chief Financial Officer and Chief Compliance Officer

FIDUS INVESTMENT ADVISORS, LLC

By:	/s/ Edward H. Ross
Name:	Edward H. Ross
Title:	Chief Executive Officer

CONFIRMED AND ACCEPTED, as of the date first written above:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Larry Herman
Name:	Larry Herman
Title:	Managing Director

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Aaron Sharabaika
Name:	Aaron Sharabaika
Title:	Vice President

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